Exhibit 99.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                            MASTER SERVICES AGREEMENT

        This Master Services Agreement (the "Agreement"), dated as of March 21, 2005, and effective as of July 27, 2005 (the "Effective Date"), by and between NewRoads, Inc., a Delaware corporation with a principal place of business at 730 E Church St, Martinsville, Virginia 24112 ("NewRoads"), and Bluefly, Inc. ("Company"), a Delaware corporation with a principal place of business at 42 West 39th Street, New York, NY 10018.

                                    RECITALS

A. Company has a variety of marketing programs for the sale and/or distribution of various merchandise and a variety of promotional campaigns to enhance such marketing programs; and

B. NewRoads is a provider of various services to the direct response industry, including, but not limited to, order entry; data processing; rebate processing, sweepstakes processing, inbound telemarketing; customer service; pick, pack and ship; order fulfillment; warehousing and storage; and returns processing; and NewRoads desires to provide some or all of these Services to Company as more particularly described herein;

C. NewRoads currently provides services to Company in connection with the sale of certain merchandise pursuant to a Services Agreement, dated as of July 27, 2000, by and between Company and NewRoads (as amended to date, the "Original Agreement"), which is set to expire on the Effective Date; and

D. Company desires that NewRoads continue to provide such services and NewRoads desires to provide such services to Company on the terms set forth herein, effective as of the Effective Date.

        NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

        a. "Actual Variable Costs" shall mean those costs, charges or expenses not included in Transaction Rates, which are incurred by NewRoads in connection with its performance of the Services, and are comprised of (i) all direct labor costs (including wages, Social Security taxes, benefits and fringe benefits) for employees engaged in the performance of Services whose salaries and benefits are not included in the calculation of the Transaction Rates (ii) supervisory personnel costs up to an amount that does not exceed [***]% of the costs referred to in item (i) above (the "Supervisory Allocation"), (iii) inbound and outbound telephone call charges, (iv) packaging, and packaging supplies, office and data processing supplies, (v) postage, (vi) common carrier, delivery, courier and other charges for receiving and shipping Merchandise, (vii) costs in connection with outsourced services referred to in an applicable Statement of Work, (viii) recurring costs incurred in connection with the provision of redundant assets or services provided to the Company (such as alternate redundant telephone service into the facility), installed or maintained for back-up or disaster recovery purposes and (ix) costs incurred to train employees and associates to handle the Company's business pursuant to the terms of this Agreement Actual Variable Costs do not include the Transaction Rates, Special Services Costs, Account Management Fees and Close Down

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                Expenses (all as more particularly described elsewhere in this
                Agreement), and the costs, charges and expenses associated with performing the Transaction Services, Special Services and Close Down Services shall not be included in calculating the Actual Variable Costs. In addition, Actual Variable Costs shall not include any costs involved in any changes in the Process instituted by NewRoads. The level or amount of expense to be incurred by NewRoads which comprise Actual Variable Costs includes costs, charges, and expenses incurred as a result of NewRoads' errors in its provision of Services, so long as such errors are not directly caused by NewRoads' gross negligence or intentional misconduct. Throughout the Term, NewRoads shall make its best efforts to minimize Actual Variable Costs. To the extent that the Actual Variable Costs incurred by NewRoads in the provision of Services for the Company pursuant to this Agreement are not identifiable as the sole and unique responsibility of the Company (for example, where the cost of labor has to be allocated between the Company and other companies in the facility for which NewRoads provides services) then, in calculating Actual Variable Costs, NewRoads shall utilize the allocation systems and procedures maintained from time to time by NewRoads (the "Allocation System") , it being the parties' intention that the Allocation System reflects, and allocates as fairly and accurately as possible, the Actual Variable Costs payable by the Company in respect of the Services performed by or on behalf of NewRoads. The calculation by NewRoads of Actual Variable Costs shall be available for review by the Company upon request therefore and with reasonable notice. The Allocation System shall not be construed or manipulated to work more in the favor of either of the parties hereto and against or in favor of the interests of any other company for whom NewRoads is providing services.

        b. "Adjusted Actual Variable Costs" shall mean the Actual Variable Costs adjusted by a percentage specified in an applicable Statement of Work.

        c. "Annual Forecast" shall mean a complete set of projections covering the operation of the Company's business for the applicable calendar year, including, by month and quarter, the forecasted number of orders; the forecasted number of units received and shipped; and the forecasted returns.

        d. "Business Day" shall mean any day other than (1) a Saturday or Sunday or (2) a day when the Federal Reserve Bank of New York is not open.

        e. "Close Down Expense" shall mean charges from NewRoads to Company relating to the Close Down Services.

        f. "Close Down Services" shall mean all activities necessary to remove Company's Merchandise from NewRoads facilities, for purging the NewRoads computer system of Company Data and for such other activities as shall be agreed upon between NewRoads and Company. Other activities covered by Close Down Expenses may include, but are not limited to such activities, as removal of Merchandise from racks, packing for shipment (if necessary), preparing freight documents for shipment to Company's designated destination, loading on the trucks of Company's designated carrier and the transfer of any Data to systems designated by the Company, together with the cost of any necessary supplies.

        g. "Competitive Business" shall mean a business that generates more than 20 percent of its revenues through the sale of multiple brands of fashion products at prices that are consistently discounted to retail prices, exclusive of any "sale" items.

        h. "Count Date" shall mean the dates, established by the parties under the terms of this Agreement, for the executing a cycle count or physical inventory.

        i. "Data" shall mean the data being stored by NewRoads in or on the Process with respect to the provision of Services under this Agreement.

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

        j. "Estimated Variable Cost Per Order" shall mean, for each week during the Term, an amount equal to the Adjusted Actual Variable Costs, as herein defined, for the preceding calendar month, divided by the Gross Orders for the same calendar month.

        k. "Fixed Fee per Order" shall mean a fixed fee, as specified in an applicable Statement of Work, to be paid by Company for each order received from Company by NewRoads. Except as otherwise set forth herein, the Fixed Fee per Order is intended to cover all fixed costs that NewRoads may incur (or for which NewRoads may become responsible) in performing the Services, including, without limitation, (1) real estate costs and real property taxes, (2) repairs and maintenance (including the cost of computer maintenance contracts and equipment and systems additions and upgrades, (3) security, (4) executive and management staff and supervisory staff in excess of the Supervisory Allocation and (5) building and liability insurance.

        l. "Gross Orders" shall mean the number of orders on System Report SLS929, or other such report as the parties shall mutually agree.

        m. "Imprest Fund" shall mean a segregated fund maintained by NewRoads to pay certain expenses on behalf of Company, including all common carrier and other delivery service shipping costs, packing materials, stationery and other similar expenses, as specified in an applicable Statement of Work.

        n. "Merchandise" shall mean products offered for sale or distribution by Company.

        o. "Merchandise Inventory Shrinkage" shall mean the quotient which results from dividing (1) the cumulative Merchandise Inventory Variance (as defined below) by (2) the total Merchandise inventory receipts processed by NewRoads during the prior twelve
                (12) months.

        p. "Merchandise Inventory Variance" shall mean, as of a Count Date, the difference between the value of the Merchandise as determined from the perpetual inventory report on such Count Date and the value of the Merchandise established by a cycle count or physical inventory on such Count Date; provided, however, that for purposes of determining the Merchandise Inventory Variance, prices shall be deemed to be constant regardless of any intermittent price changes. The value of any adjustment made at any time to the perpetual inventory report shall be added to or subtracted from, as the case may be, the Merchandise Inventory Variance for the purpose of Merchandise calculating Merchandise Inventory Shrinkage. The value of any Merchandise that is damaged at the Facility by NewRoads shall be added to the Merchandise Inventory Variance for the purpose of calculating Merchandise Inventory Shrinkage.

        q. "Non-Merchandise Inventory" shall mean packing supplies, stationery, inserts and other materials held by NewRoads on behalf of the Company that are not Merchandise.

        r. "Non-Merchandise Inventory Shrinkage" shall mean the quotient which results from dividing (1) the cumulative Non-Merchandise Inventory Variance (as defined below) by (2) the total Non-Merchandise Inventory receipts processed by NewRoads during the prior twelve (12) months.

        s. "Non-Merchandise Inventory Variance" shall mean, as of a Count Date, the difference between the value of the Non-Merchandise Inventory as determined from the perpetual inventory report on such Count Date and the value of the Non-Merchandise Inventory established by a cycle count or physical inventory on such Count Date; provided, however, that for purposes of determining the Non-Merchandise Inventory Variance, prices shall be deemed to be constant regardless of any intermittent price changes. The value of any adjustment made at any time to the perpetual inventory report shall be added to or subtracted from, as the case may be, the Inventory Variance for the purpose of calculating Inventory

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

                Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                Shrinkage. The value of any Non-Merchandise Inventory that is damaged at the Facility shall be added to the Non-Merchandise Inventory Variance for the purpose of calculating
                Non-Merchandise Inventory Shrinkage.

        t. "Problem Merchandise" shall mean Merchandise shipped to NewRoads, which in NewRoads sole reasonable discretion, cannot be processed by NewRoads without imposing an unreasonable hardship on NewRoads. For illustrative purposes and without limiting the definition thereof, Problem Merchandise shall include all Merchandise that (i) arrives with insufficient paperwork, (ii) is delivered to NewRoads in the absence of a delivery appointment or (iii) is faulty or damaged.

        u. "Problem Merchandise Rate" shall mean a storage rate of [***] times the applicable storage rate in an applicable Statement of Work.

        v. "Process" shall mean all computer software, databases, inventions, ideas, trade secrets, methods of operation, other computer-related material and all procedures and processes used by NewRoads in connection with the performance of its obligations under this Agreement (including but not limited to those developed by NewRoads and modifications or new programs developed by NewRoads for Company), collectively.

        w. "Quarterly Forecast" shall mean a complete set of projections covering the operation of the Company's business and demand for merchandise for the next succeeding two calendar quarters, including, by week, the forecasted number of orders and the forecasted number of units received and shipped each week; and the forecasted returns.

        x. "Revised Quarterly Forecast" shall mean any revision to a Quarterly Forecast or a previous Revised Quarterly Forecast.

        y. "Service Levels" shall mean certain standards of performance more fully described in a Statement of Work, which NewRoads shall maintain in the rendering of the Services so long as no default by the Company prevents NewRoads from meeting such standards.

        z. "Services" shall mean the NewRoads services provided hereunder further specified in an applicable Statement of Work.

        aa. "Special Services" shall mean Services not specified in any Statement of Work, requested by Company.

        bb. "Term" shall mean the Initial Term and all renewal terms, collectively.

        cc. "Termination Fee" shall mean a fee due to NewRoads as a result of the early termination of the Agreement by Company.

        dd. "Transaction Fees" shall mean a fee due to NewRoads for the provision of Transaction Services.

        ee. "Transaction Rate" shall mean the amount of a specific fee due to NewRoads for the provision of a specific Transaction Service.

        ff. "Transaction Services" shall mean Services billed to Company on a "per unit" basis, as specified in an applicable Statement of Work.

2. APPOINTMENT. Company hereby appoints NewRoads as a third party provider of Services upon the terms and conditions set forth in this Agreement.

3. SERVICES. Company hereby engages NewRoads to provide such Services as are described in the attached Statements of Work or future Statements of Work to be entered into between the parties, and Company shall pay for such Services as set forth in such Statements of Work. All services will performed at the Martinsville, VA facility in which NewRoads currently performs pick, pack and ship services for the Company (the "Facility"), except that receiving services may be performed in the second Martinsville, VA facility in which NewRoads currently performs such services so long as NewRoads is fully responsible for any costs involved with transporting merchandise to and from such second facility. The Facility shall at all times include safe, secure, clean and adequate storage for all Merchandise, both bin and hanging. NewRoads will take commercially reasonable efforts to include adequate space in the Facility to support Company's projected growth during the Term, based upon the written forecasts provided by Company pursuant to the Statement of Work. Company recognizes its responsibility to support NewRoads' efforts to minimize space requirements.

        a. If there is any difference between the terms and conditions of any Statement of Work and any other portion of this Agreement, the terms of the Statement of Work including any exhibits thereto shall control.

        b. Any modifications to a Statement of Work shall require execution of a written change order agreed to and executed by both parties to this Agreement.

        c. NewRoads shall not be precluded from outsourcing certain Services, if necessary and with the prior written consent of Company, which shall not be unreasonably withheld or delayed, on a temporary basis to providers which the parties determines to be reasonably acceptable, so long as (1) NewRoads remains primarily responsible for the providing of such out-sourced Services at the Service Levels and (2) the use of any such provider does not increase the cost of the Services to the Company.

4.      SERVICE LEVELS.

        a. Certain of the Services set forth in the Statement of Work are subject to the Service Levels set forth in the Statement of Work. In circumstances where this Agreement does not stipulate a certain Service Level, NewRoads, and Company shall jointly agree upon the scope of NewRoads' obligations regarding such Service, and, in any event, NewRoads shall use commercially reasonable efforts to optimize its performance of the Services and to provide service levels not less than the industry norm for such Services.

5. FEES AND CHARGES. In consideration for performance of the Services during the Term (as defined hereinafter), Company shall pay to NewRoads the fees and charges delineated in the applicable Statement of Work. These fees and charges shall include:

        a.      Transaction Fees and Rates.

                        i. Company shall pay to NewRoads Transaction Fees at the Transaction Rates set forth in the Statement of Work.

                        ii. Company shall pay NewRoads the Adjusted Actual Variable Cost, as defined herein and in an applicable Statement of Work.

        b. Account Management Fees. Company shall pay to NewRoads Account Management Fees for account management services as specified in an applicable Statement of Work.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

        c. Special Services. If Company requests that NewRoads provide services not already defined in the Statement of Work, Company shall pay NewRoads at the hourly rates specified in the applicable Statement of Work, or a fixed amount mutually agreed to in writing by the parties. All such requests Services shall be in writing and signed by both parties.

        d. Close Down Expenses. Upon expiration or any termination of this Agreement for any reason, Company shall pay Close Down Expenses based on the hourly rates set forth in the applicable Statement of Work ("Hourly Rates"). NewRoads shall provide Company a good faith estimate of such Close Down Expenses, prior to commencement of any close down activities, and the parties will agree in good faith upon a schedule for completion of the Close Down Services. NewRoads acknowledges that the success of the Company's business will depend upon NewRoad's ability to perform the Close Down Services in a professional manner and in accordance with the schedule for completion agreed upon by the parties upon a close down and that the failure to do so would have a material adverse effect on the Company's business and that, therefore, time will be of the essence.

        e. Termination Fee. If Company terminates this Agreement prior to the expiration of the term for convenience pursuant to Section 16(b)(vi), a Termination Fee shall be due. The Termination Fee, as specified in an applicable Statement of Work, shall be prorated from the date of termination to the end of the Term.

6.      PAYMENT PROCEDURE.

        a. Invoices. The frequency of invoices shall be specified in a Statement of Work.

        b.      Payment Terms.

                        i. Payment terms for Transaction Fees and Hourly Rates, Adjusted Actual Variable Cost, Account Management Fees and Special Services shall be specified in a Statement of Work.

                        ii. Payment terms for Close Down Expenses. [***] percent ([***]%) of the estimated close down expense, which NewRoads shall provide to Company, must be paid 30 days before the expected date on which close down will be completed or before any Merchandise is removed from NewRoads facility as part of close down activity, whichever is earlier. The remaining balance of the estimated close down expense due NewRoads shall be placed by Company into an Escrow Account at a bank designated by NewRoads at least 30 days before the expected date on which close down will be completed. NewRoads shall be able to draw against such Escrow Account by presenting a final invoice which Company has approved. Company shall not unreasonably withhold approval of such invoice.

                        iii. Payment terms for Termination Fee. [***] percent of any Termination Fee due hereunder shall be due and payable seven days after the date notice of such termination is provided. The balance of the Termination Fee shall be placed in an Escrow Account at a bank designated by NewRoads no later than seven days after the date notice of such termination is provided. NewRoads shall be entitled to draw the balance of the Termination Fee at the same time that it presents an approved final invoice in order to draw the remainder of the Close Down Expenses from the Escrow Account as described in Section 6(b)(ii) above.

                        iv. Irrevocable Letter of Credit. If Company defaults monetarily, as described under the Section of this Agreement entitled, Monetary Defaults, at NewRoads sole

                                Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                                discretion, Company shall provide NewRoads with an irrevocable letter of credit (the "Letter of Credit" or "ILOC") in an amount equal to the expected total of Transaction Fees and Administrative Fees for one month. As an alternative, at the option of Company, Company may establish a cash deposit account in the same amount, funded by Company and maintained in NewRoads' name (the "Deposit Account"). The amount maintained in this account will initially be specified in the initial Statement of Work. The amount maintained in the Deposit Account or the amount of the Letter of Credit will be adjusted once every three (3) months so as to be consistent with the average monthly billings of the previous three (3) months. Upon the payment in full of all fees and other amounts owed to NewRoads following expiration or termination of this Agreement, the money remaining in the Deposit Account will be returned to Company and/or the Letter of Credit shall be terminated. Notwithstanding anything contained herein to the contrary, NewRoads shall have a right of offset against the Deposit Account or the Letter of Credit for any charge owed and payable to NewRoads by Company pursuant to the terms of this Agreement. In the event of a distribution from the Deposit Fund to or a drawing down of the Letter of Credit by NewRoads during the Term as provided in this Section, Company shall restore the Deposit Fund or the Letter of Credit to the required level within fifteen (15) days after receipt of notice by NewRoads of any such distribution. Failure to comply with this clause shall constitute a material breach by Company.

7. IMPREST FUND. At any time during the term of this Agreement, Company may establish and maintain with NewRoads an Imprest Fund. NewRoads shall pay such expenses therefrom so long as and to the extent that a balance remains therein. Company and NewRoads shall agree in advance upon which costs and charges are to be paid from the Imprest Fund, it being understood that such list of charges may change from time to time according to Company's business needs and NewRoads' operations. If the Imprest Fund is insufficient to cover such expenses, NewRoads may, in its sole discretion: (a) upon request of Company, pay the expenses and immediately invoice Company for the amount of expenses incurred plus a [***] percent mark-up, and such invoice amount shall be payable within five Business Days after receipt; or (b) following five (5) Business Days after providing Company with written notice of insufficient funds in the Imprest Fund (and the Imprest Fund has not during such time been restored in full), elect not to pay the expenses, and if NewRoads so elects not to pay the expenses, it shall have no liability whatsoever for any losses or liabilities incurred by Company for such nonpayment. In addition, if the Imprest Fund is being used to cover the costs of common carrier and other delivery service shipping, NewRoads may suspend shipping if the available funds are insufficient to pay additional shipping charges. NewRoads shall provide Company with a weekly statement setting forth the balance of, and accounting for disbursements from, the Imprest Fund.

8. INVENTORY. All Merchandise in the possession of NewRoads shall be and remain the exclusive property of Company and NewRoads acknowledges and agrees that it shall require no right, title or interest in or to the Merchandise by reason of this Agreement. Merchandise inventory shall be handled and processed as follows:

        a. Company shall, at its own expense, supply NewRoads at the Facility, and maintain with NewRoads, an inventory of Merchandise which Company reasonably believes is adequate in the ordinary course of business to fill orders received for its Merchandise consistent with its Quarterly Forecasts or Revised Quarterly Forecasts. NewRoads shall use commercially reasonable efforts to preserve and maintain Merchandise received for Company in good and marketable condition.

9.      SECURITY INTEREST AND LIENS.

        a. Company acknowledges that NewRoads may haves a warehousemen's statutory lien on the Merchandise, as provided for by the laws of the States in which the Merchandise is being warehoused.

10.     RISK OF LOSS.

        a. As between Company and NewRoads, all risk of loss and damage to Merchandise from any cause prior to receipt by NewRoads into, and from and after the removal by common carrier from, the inventory at the NewRoads Facility shall be borne by Company. Any loss or damage by fire or casualty to Merchandise on the premises of NewRoads shall be borne by Company. NewRoads shall reimburse Company at Company's net Merchandise cost as specified in an applicable Statement of Work for Merchandise Inventory Shrinkage, which calculation shall be made once annually on such date as may be mutually agreed between the parties.

        b. As between Company and NewRoads, all risk of loss and damage to Non-Merchandise Inventory from any cause prior to receipt by NewRoads into, and from and after the removal by common carrier from, the inventory at the NewRoads Facility shall be borne by Company. Any loss or damage by fire or casualty to Non-Merchandise materials on the premises of NewRoads shall be borne by Company. NewRoads shall reimburse Company at Company's net cost as specified in an applicable Statement of Work for Non-Merchandise Inventory Shrinkage, which calculation shall be made once annually on such date as may be mutually agreed between the parties.

11. COLLECTIONS. Notwithstanding anything contained herein to the contrary, the parties acknowledge that NewRoads shall not be required to make any collection efforts on Company's behalf and shall share no risk with respect to any failure of Company to collect payment for any customer order.

12. TAXES. All fees, costs, charges and other amounts payable to NewRoads hereunder for Services rendered by NewRoads to Company are exclusive of applicable taxes, if any, which (other than income taxes of NewRoads) are the responsibility of Company. In addition, NewRoads shall calculate for each customer sale all applicable sales taxes based on information supplied by Company. A list of all the jurisdictions in which Company is required to collect sales taxes shall be included in the Statement of Work, which Company shall promptly update as required to keep such information current during the Term, and Company shall be solely responsible for the accuracy of such information. Company shall be responsible for the collection and payment of all sales taxes, the preparation and filing of all sales tax documentation and the compliance with all sales tax laws. NewRoads shall have no such responsibilities for payment or collection of any such taxes unless otherwise required by law. Company shall indemnify NewRoads for all claims, suits, actions, debts, damages, costs, charges and expenses, including court costs and attorneys' fees, incurred by NewRoads as a result of Company's failure properly and timely to file and pay applicable taxes.

13. MONETARY DEFAULT. If Company is in breach of the terms governing the payment of any fees, charges, invoices or other amounts due hereunder to NewRoads (hereinafter, a "Monetary Obligation"), and such Monetary Obligation is not the subject of a Dispute Notice (as defined below), NewRoads shall at its discretion (i) charge a finance charge of one and one half percent per month of such past due fees, charges, invoices or other amounts and (ii) upon twenty (20) Business Days prior written notice terminate this Agreement unless Company cures such default within such 20 Business Days of receiving such notice, provided that the finance charge set forth in (i) hereof shall continue on all outstanding balances. If Company in good faith disputes any amount billed (a "Monetary Dispute") and reports its reasons therefor to NewRoads in writing (a "Dispute Notice"), NewRoads and Company agree to work diligently to resolve the dispute within 15 Business Days after the receipt of such written notice by NewRoads, provided, however, that (i) during such period NewRoads shall continue to perform the Services in accordance with the terms of this Agreement, and (ii) Company shall be current in and shall continue to make payments to NewRoads relating to all amounts hereunder, other than such amount that is subject to the Dispute Notice and (iii) in the event that NewRoads and Company are unable to resolve the Monetary Dispute, then the amount in dispute shall be deposited into escrow with an escrow agent mutually acceptable to both NewRoads and Company until such dispute is resolved in accordance with Section 29. Failure to resolve such dispute during such time period (or to place the disputed amount in escrow as set forth above) shall allow NewRoads to terminate the Agreement, subject to all other terms and provisions hereof, and to seek all available legal remedies.

14. OTHER DEFAULTS. If either Company or NewRoads believes the other party is in material breach of any of its non-monetary obligations under this Agreement as a result of any reason other than force majeure, the party believing that such a breach by the other party has occurred shall give written notice to the other party declaring a breach of this Agreement and specifying the nature of the breach. The breaching party shall have 20 days in which to cure such breach; provided, however, that with respect to a material breach relating to the taking of telephone calls, emails, the processing of orders, the receiving of Merchandise into inventory or timely delivery of Merchandise to common carriers for shipment, NewRoads shall have seven Business Days to cure such breach.

15. FORCE MAJEURE. Neither NewRoads nor Company shall be liable for any delay or failure in performance under this Agreement or interruption of service resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemies, acts of terrorism, war, accidents, fire, explosions, earthquakes, floods, the elements or any similar cause beyond the reasonable control of such party (a "Force Majeure"), so long as, following the cessation of such cause, such party uses its reasonable efforts to resume its performance hereunder. If NewRoads is unable to perform the Services due to a Force Majeure, then NewRoads may out-source Services on a temporary basis pursuant to the Section of this Agreement entitled, Services. Other than in connection with the closing of banks and/or financial markets, Force Majeure shall not be an excuse for Company not meeting any financial obligation hereunder with respect to the timely payment for services.

16.     TERM AND TERMINATION.

        a. Term. The term of this Agreement shall run concurrently with the Term of any Statement of Work referenced to this Agreement (the "Term").

        b. Early Termination. This agreement may be terminated prior to the end of the Term upon the occurrence of any of the following, provided that any amounts owing to NewRoads through the date of termination (including any Close-Down Expenses and Termination
                Fees) shall be payable to NewRoads notwithstanding any such early termination:

                        i. Monetary Default. NewRoads shall have the termination rights described in the Section of this Agreement entitled Monetary Default.

                        ii. Bankruptcy. Either party may terminate this Agreement, effective immediately upon giving written notice if the other party files a petition in bankruptcy or files for a reorganization or for the appointment of a receiver or trustee of all or substantially all of such party's property, or makes an assignment or petitions for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against the other party which is not discharged within 90 days thereafter.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                        iii. Force Majeure. In the event that following a Force Majeure, NewRoads (with out-sourcing) is unable to perform at the Service Levels for a period in excess of 20 Business days, Company shall have the right to terminate this Agreement.

                        iv. Non-Monetary Default. A material default by either party pursuant to the Section 16 of this Agreement entitled Other Defaults, which is not cured within the time periods stated therein, shall entitle the non-breaching party to terminate the Agreement.

                        v. Service Deficiency. In the event that NewRoads receives [***] Service Deficiency Notices during any consecutive [***] month period during the term hereof, Company may, within sixty (60) days of the third such deficiency, terminate this Agreement upon thirty (30) days prior written notice to NewRoads. For purposes hereof, a "Service Deficiency Notice" shall mean a written notice from Company that NewRoads has failed to perform a Service in accordance with the Service Levels. In respect of Service Levels measured on a daily basis, NewRoads shall not be deemed to have failed to meet any such Service Level unless and until such failure continues for more than [***] out of any [***] consecutive Business Days.

                        vi. Termination for Convenience. Company shall be entitled to terminate this Agreement for convenience, but shall be required to pay the Termination Fee as set forth above in connection with any such termination.

                        vii. If this Agreement is terminated as provided for under this paragraph entitled, Monetary Default, NewRoads shall continue to provide Services to Company on a Pre-Paid basis for a period not to exceed 150 days following the effective date of such termination. Pre-Paid means Company shall pre-pay to NewRoads the expected billings for such week, which shall be subsequently reconciled once each month. If Company is not willing to make pre-payments, then NewRoads will not be obligated to provide any Services and will be entitled to exercise any and all remedies for termination provided for under this Agreement or otherwise available under applicable law.

17.     REPRESENTATIONS AND WARRANTIES.

        a. NewRoads and Company. NewRoads and Company each hereby individually represent and warrant that: (i) it has the full authority and legal right to carry out the terms of this Agreement; (ii) the terms of this Agreement will not violate the terms of any agreement, contract or other instrument to which it is a party, and no consent or authorization of any other person, firm or corporation is a condition precedent to this Agreement;
                (iii) it has taken all action necessary to authorize the execution and delivery of this Agreement; and (iv) this Agreement is a legal, valid, and binding obligation of NewRoads and Company, as the case may be, enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights.

        b.      Company. Company hereby represents and warrants that:

                        i. It has, to the best of its knowledge, and will use its commercially reasonable efforts to continue to have for the Term, all necessary authority from all of the corporations, partnerships and individuals whose products are offered for sale by Company, to use their trademarks, service marks and other intellectual property for the purposes of conducting Company's business. Company's business as conducted or as currently proposed to be conducted does not and will not cause Company to infringe or violate any patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity.

                        ii. It owns the Merchandise inventory free and clear of all liens, restrictions, claims, charges, security interests or other encumbrances of any nature whatsoever, including any chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Liens"), other than Liens granted to Rosenthal & Rosenthal, Inc. in connection with Company's credit facility.

                        iii. Its assets exceed its liabilities, it is able to pay its debts as they mature, and it is adequately capitalized.

        c.      NewRoads. NewRoads hereby represents and warrants that:

                        i. NewRoads performance of the Services does not and will not cause NewRoads to infringe or violate any patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity.

                        ii. Its assets exceed its liabilities, it is able to pay its debts as they mature, and it is adequately capitalized.

18.     INDEMNIFICATION

        a. NewRoads shall indemnify, defend and hold Company and its officers, directors, employees, shareholders and affiliates harmless from and against any and all claims, suits, actions, debts, damages, injuries, costs, charges, and expenses, (including without limitation court costs and reasonable attorneys' fees), which Company may at any time incur by reason of or related to (i) injury or damage sustained during, or as a result of, the performance of the Services, (ii) any claim made by an employee or former employee of NewRoads or any of its subcontractors or affiliates relating to employment or workers' compensation laws or (iii) a breach of this Agreement by NewRoads.

        b. Company shall indemnify, defend and hold NewRoads and its officers, directors, employees, shareholders and affiliates harmless from and against any and all claims (including claims by third party providers engaged by Company), suits, actions, debts, damages, injuries, costs, charges, and expenses, including without limitation court costs and reasonable attorneys fees, which NewRoads may at any time incur arising from or related to (i) use or consumption of the Merchandise, including without limitation use or consumption of Merchandise that contains or is claimed to contain a defect or (ii) a breach of this Agreement by Company.

        c. The indemnification provisions of this Section 18 apply only to claims made against either party hereto by any third party (including any claims made by an employee of either party in a personal capacity) and not to any claims made by either party hereto against the other. A party hereto seeking indemnity hereunder is referred to as the "Indemnified Party" and the other party to which indemnity is sought hereunder is referred to herein as the "Indemnifying Party." An Indemnified Party under this Agreement shall with respect to claims asserted against such party by any third party, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced. The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least 15 days prior to the time that an answer or other responsive pleading or notice with respect thereto is required or ten days after notice, whichever is later. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld or delayed) and shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof with regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of:

                        i. the entry of a non-appealable judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment;

                        ii. a settlement of the claim, provided that if a judgment or settlement provides that payments may be made in installments, that the indemnification payments required -to be made hereunder in connection therewith shall be payab1e in a like manner.

        d. Notwithstanding the foregoing, providing that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

19.     LIMITATION OF LIABILITY.

        a. Notwithstanding any other provision of this agreement, neither party shall be liable to the other for any special, incidental, punitive or consequential damages of any nature whatsoever, even if that party has been previously notified of the possibility of such damages.

        b. Other than for indemnification claims pursuant to Section 17, any successful claim for actual damages against either party shall be limited to the amounts paid under this agreement.

20. INSURANCE. NewRoads shall not be responsible for the provision or maintenance of any insurance coverage for the Merchandise or other inventory or for Company or its subsidiaries or respective businesses, products, goods and property. NewRoads agrees to maintain at all times during the Term insurance with the coverages and at the levels currently in place, with insurers qualified to do business in the state of where the Services are performed.

21.     PROCESS; INTELLECTUAL PROPERTY.

        a. Company acknowledges that NewRoads owns all right, title and interest in and to, or is licensed to use, the Process and that Company has no right or interest whatsoever in such Process unless jointly developed and agreed upon in writing by both parties in advance of said joint development.

        b. NewRoads acknowledges that Company owns all right, title and interest in the Data, and NewRoads has no right or interest whatsoever in such Data. NewRoads further agrees to enact commercially reasonable measures to protect the confidentiality of such Data in accordance with industry standards.

        c. NEWROADS(R) is a registered service mark owned by NewRoads. No rights to the use of NewRoads' service marks are granted herein, and any right to use NewRoads' marks, subsequently granted, will terminate immediately upon the termination of this Agreement. If Company is subsequently granted the right to use any of NewRoads' service marks, Company shall use NewRoads' marks strictly in accordance with the quality control and trademark usage policies of NewRoads. Failure to comply with such policies will result in termination of the right to use such marks.

        d. Company's service marks are owned by Company. No rights to use of Company's marks are granted herein, and any right to use Company marks, subsequently granted, will terminate immediately upon the termination of this Agreement. NewRoads shall use Company's marks only and strictly in accordance with the quality control and trademark usage policies of Company. Failure to comply with such policies will result in termination of the right to use such marks.

22. ACTS OF TERRORISM OR HAZARDOUS SUBSTANCES. The Company shall give to NewRoads policies and procedures to follow in the event that of any acts of terrorism or consumer complaints with respect to hazardous substances. Provided NewRoads follows such policies and procedures, NewRoads shall have no liability to the Company arising from such any acts of terrorism, hazardous substance or consumer complaint, and the Company shall expressly defend, indemnify and hold harmless NewRoads from any all claims, damages, demands, causes of action, losses, liabilities, injuries, costs and expenses (including reasonable attorney's fees) arising from such an event.

23. COMPLIANCE WITH LAWS. Company and NewRoads shall comply with all laws, rules and regulations, whether local, state, or federal, applicable to the sale of Merchandise and to the providing of Services, respectively.

24. INSPECTIONS AND AUDITS. Company or its agents shall, during normal business hours and upon reasonable, advance notice, have the right to inspect the Merchandise located at NewRoads' place of business and audit the books and records of NewRoads pertaining to Merchandise and the Services rendered by NewRoads to Company pursuant to this Agreement; provided, however, that such audit of books and records shall occur no more frequently than twice per calendar year and then shall cover only the period not included in a prior audit and shall not unreasonably interfere with NewRoad's business.

25.     CONFIDENTIALITY; NON-SOLICITATION.

        a. In the course of its performance of this Agreement, it is anticipated that NewRoads and Company will come into possession of certain proprietary information belonging to the other, including but not limited to

                        i. in the case of Company, its Data, financial condition, forecasts, marketing records, merchandising records, vendor information, sales records, customer records, customer files, general business plans and other confidential or proprietary information and

                        ii. in the case of NewRoads, its financial condition, cost structures, staffing levels, systems information, monitoring records, customer records, customer files, trade secrets, sales forecasts, general business plans and other confidential or proprietary information (all such information relating to Company or NewRoads being "Confidential Information" and the party to whom such Confidential Information relates being the "Proprietary Party").

        b. NewRoads and Company agree that each will not, during the Term hereof and five years thereafter, furnish, disclose, or make accessible to any third party (other than their respective officers, directors, shareholders, agents, advisors and affiliates) any of the other's Confidential Information unless otherwise instructed by the Proprietary Party in writing; provided, however, that Confidential Information shall not include any information which

                        i. at the time of disclosure by the other party is generally available to and known by the public other than as a result of its disclosure by such party,

                        ii. was available to the other party on a non-confidential basis from a source other than the Proprietary Party, provided that such source is not bound by a confidentiality agreement, or contractual or fiduciary obligation with the Proprietary Party, or

                        iii. has been independently acquired or developed by the other party without violating any obligations under this Agreement, or of any other agreement between Company and NewRoads.

        c. NewRoads agrees that Company's customer files will not be made available for use by anyone other than Company, without Company's specific prior written permission for each occurrence of such use.

        d. The parties agrees that they will not at any time during the Term or within three years after the termination or expiration of this Agreement, solicit, interfere with, employ or endeavor to entice away from the other party (or any subsidiary or affiliate of the other party) any person who was employed by the other party during the Term and remains employed by the other party at the time of such solicitation.

        e. NewRoads shall not enter into any agreement with any actual or potential client that would prohibit or limit its ability to provide services to Company under this Agreement or any extension hereof.

        f. The parties mutually agree that any breach of the provisions of this Section 25 shall cause irreparable harm to the non-breaching party and that, in the event of such breach, the non-breaching party shall have, in addition to any and all remedies pursuant to this Agreement, the right to an injunction, specific performance or other equitable relief.

26. NOTICES. Any and all notices and all communication provided for in this Agreement shall be given in writing. Such notices and other communications shall be deemed given when received, when delivered by hand, by confirmed facsimile transmission or when deposited in the United States Mail, Registered or certified, with proper postage prepaid, and addressed as specified in the Statement of Work, or to such other address as NewRoads or Company may designate to the other in writing.

27. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any person, firm or corporation that purchases all or substantially all of the stock or assets of either party or to any person, firm or corporation into which or with which either party consolidates or merges and provided further that either party may assign this agreement to any of its affiliates, subsidiaries, or its parent company without the other party's prior written consent.

28. AMENDMENTS. This Agreement shall not be modified or amended except by a written agreement signed by authorized representatives of NewRoads and Company.

29. DISPUTES; ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, whether common law or statutory, shall be settled exclusively by arbitration in New York using the American Arbitration Association. The arbitration shall be heard before three arbitrators. The arbitrators shall apply the internal law of the State of New York in determining the rights, obligations, and liabilities of the parties. The arbitrators shall not have the power to alter, modify, amend, add to or subtract from any term or provision to this Agreement, nor to grant injunctive relief, including interim relief, of any nature. Such injunctive relief may be pursued by NewRoads or Company, as the case may be, from the federal and state courts located in New York. The availability of such relief shall depend upon proofs and showings required under the applicable law. In all other respects, the commercial rules of the American Arbitration Association shall govern the arbitration. Judgment on the award of the arbitrators may be entered by any court having jurisdiction to do so, and the parties to the Agreement hereby irrevocably consent and submit to the personal jurisdiction of the federal and state courts of the State of New York for this purpose as well as for any and all other purposes in connection with this Agreement. The failure or refusal of either party to submit to arbitration as provided in this Agreement shall constitute a breach of this Agreement. If judicial action is commenced in order to compel arbitration, and if arbitration is in fact compelled, the party that shall have resisted arbitration shall be required to pay to the other party all costs and expenses, including reasonable attorneys' fees, that it incurs in compelling arbitration. All other fees and charges of the American Arbitration Association shall be borne as the arbitrators shall determine in their award.

30. RELATIONSHIP. Nothing contained in this Agreement shall be construed to imply a joint venture, partnership or principal/agent relationship between the parties. Except as specifically set forth herein, neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligations, express or implied, on behalf of, or for the use of the other party, and NewRoads and Company shall not be obligated, separately or jointly, to any third party by virtue of this Agreement.

31. HEADINGS. The headings and section numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or otherwise describe the scope or intent of the sections of this Agreement.

32. SEVERABILITY. If any one or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties agree to use their commercially reasonable efforts to achieve the purpose of the invalid provision by a new legally valid provision.

33. NO WAIVER. No failure or delay on the part of any party in the exercise of any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

34. FULL AGREEMENT. This Agreement, any exhibits and addenda attached hereto, properly executed Statements of Work, orders for Special Services and properly delivered notices, contain and embody the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise made at any time between the parties or with any third party relating to the subject matter hereof which are not contained in this Agreement or in the exhibits or addenda, if any, shall be of any force or effect. The parties acknowledge and agree that the Original Agreement will expire in accordance with its terms as of the Effective Date (other than any terms thereof that, in accordance with the Original Agreement, survive expiration or termination) and that, as of such time, this Agreement shall govern the terms and conditions of the performance of the Services by NewRoads. Until the Effective Date, the Original Agreement shall govern the terms and conditions of the performance of the Services by NewRoads.

35. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

36. JOINT MARKETING. Company will provide a statement to be used in a NewRoads press release, which announces the choice of NewRoads to provide Services. Company authorizes NewRoads to use Company's logo on the NewRoads website, at tradeshows and events and on marketing collateral. NewRoads and Company may participate in other joint press releases, as deemed appropriate, when mutually agreed to by both companies.

IN WITNESS WHEREOF, Company has executed this Agreement effective the date first above written and NewRoads has executed and accepted this Agreement effective the same date.

NEWROADS, INC.                               BLUEFLY, INC. ("COMPANY")

By:     /s/ David P. Himes                   By:    /s/ Patrick C. Barry
        -------------------------                   ----------------------------
Name:   David P Himes                        Name:  Pat Barry


Title:  Senior Vice President                Title: Chief Operating Officer and
                                                    Chief Financial Officer

Date: March 21, 2005                         Date: March 21, 2005